VIEMED HEALTHCARE ANNOUNCES RECORD 2023 FINANCIAL RESULTS

Lafayette, Louisiana (March 6, 2024) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), a national leader in respiratory care and technology-enabled home medical equipment services, announced today that it has reported its financial results for the three months and year ended December 31, 2023.

Operational highlights (all dollar amounts are USD):

•Net revenues for the quarter ended December 31, 2023 reached a new Company record of $50.7 million representing an increase of $13.2 million, or 35%, over net revenues reported for the comparable quarter ended December 31, 2022. Total net revenues for the year ended December 31, 2023 were a record-breaking $183.0 million, an increase of $44.2 million, or 32%, over the year ended December 31, 2022.

•Net income for the quarter ended December 31, 2023 totaled $3.5 million, an increase of 43% over net income reported for the comparable quarter ended December 31, 2022. Net income for the year ended December 31, 2023 totaled $10.2 million, an increase of 65% over the year ended December 31, 2022, marking the Company's seventh consecutive year of positive net income.

•Adjusted EBITDA for the quarter and year ended December 31, 2023 totaled $12.8 million and a record $43.1 million, respectively. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•Net cash provided by operating activities for the year ended December 31, 2023 totaled $45.2 million, an increase of $17.5 million, or 62.9%, over the year ended December 31, 2022. Free Cash Flow for the year ended December 31, 2023 totaled $19.1 million, an increase of $14.3 million, or 294%, over the year ended December 31, 2022.

•As of December 31, 2023, the Company maintains a strong cash balance of $12.8 million ($16.9 million at December 31, 2022), and an overall working capital balance of $6.2 million ($20.9 million at December 31, 2022). Long-term debt as of December 31, 2023 amounted to $6.0 million (the company had no long-term debt at December 31, 2022). After successfully completing an approximately $30 million acquisition during 2023, the Company ended the year with no net debt and has approximately $53 million available under existing credit facilities.

•The Company expects to generate net revenues of approximately $49.7 million to $51.0 million during the first quarter of 2024 and assumes that the 75/25 blended Medicare reimbursement rate adjustment in non-rural, non-competitive bid areas is not extended.

"We're thrilled to announce another exceptional year of financial performance at Viemed, marked by robust double-digit annual growth and sustained profitability," said Casey Hoyt, Viemed's CEO. "We are particularly pleased with the Company's capacity to generate free cash flow, enabling us to fuel continued strong growth. This underscores the effectiveness of our strategic initiatives and the dedication of our entire team. These accomplishments reaffirm our commitment to delivering enduring value to our stakeholders."

Conference Call Details

The Company will host a conference call to discuss fourth quarter and year end results on Thursday, March 7, 2024 at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1-201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Axpi0DDw

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting-edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the first quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Use of Non-GAAP Financial Measures

This press release refers to Adjusted EBITDA and Free Cash Flow, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA and Free Cash Flow should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.

Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

The Company uses Free Cash Flow in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of Free Cash Flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

VIEMED HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)

	At December 31, 2023	At December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$12,839	$16,914
Accounts receivable, net	18,451	15,379
Inventory	4,628	3,574
Income tax receivable	—	26
Prepaid expenses and other assets	2,449	3,849
Total current assets	$38,367	$39,742
Long-term assets
Property and equipment, net	73,579	67,743
Finance lease right-of-use assets	401	—
Operating lease right-of-use assets	2,872	694
Equity investments	1,680	2,155
Debt investment	2,219	2,000
Deferred tax asset	4,558	3,119
Identifiable intangibles, net	567	—
Goodwill	29,765	—
Other long-term assets	887	1,590
Total long-term assets	116,528	77,301
TOTAL ASSETS	$154,895	$117,043

LIABILITIES
Current liabilities
Trade payables	$4,180	$2,650
Deferred revenue	6,207	4,624
Income taxes payable	2,153	—
Accrued liabilities	17,578	11,092
Finance lease liabilities, current portion	256	—
Operating lease liabilities, current portion	678	495
Current debt	1,072	—
Total current liabilities	$32,124	$18,861
Long-term liabilities
Accrued liabilities	558	889
Finance lease liabilities, less current portion	132	—
Operating lease liabilities, less current portion	2,184	199
Long-term debt	6,002	—
Total long-term liabilities	$8,876	$1,088
TOTAL LIABILITIES	$41,000	$19,949

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,506,161 and 38,049,739 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	18,702	15,123
Additional paid-in capital	15,698	12,125
Retained earnings	79,495	69,846
TOTAL SHAREHOLDERS' EQUITY	$113,895	$97,094
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$154,895	$117,043

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$50,739	$37,508	$183,008	$138,832

Cost of revenue	18,628	14,612	70,225	54,152

Gross profit	$32,111	$22,896	$112,783	$84,680

Operating expenses
Selling, general and administrative	23,905	17,172	87,884	68,161
Research and development	651	722	2,782	2,696
Stock-based compensation	1,534	1,317	5,849	5,202
Depreciation and amortization	434	241	1,391	1,012
Loss on disposal of property and equipment	272	178	645	346
Other income, net	26	(268)	(98)	(989)
Income from operations	$5,289	$3,534	$14,330	$8,252

Non-operating income and expenses
Income from equity method investments	43	82	485	935
Interest expense, net	(256)	(32)	(424)	(197)

Net income before taxes	5,076	3,584	14,391	8,990
Provision for income taxes	1,599	1,146	4,148	2,768

Net income	$3,477	$2,438	$10,243	$6,222

Other comprehensive income
Change in unrealized gain/loss on derivative instruments, net of tax	—	(56)	—	278
Other comprehensive income	$—	$(56)	$—	$278

Comprehensive income	$3,477	$2,382	$10,243	$6,500

Net income per share
Basic	$0.09	$0.06	$0.27	$0.16
Diluted	$0.09	$0.06	$0.25	$0.16

Weighted average number of common shares outstanding:
Basic	38,492,731	38,015,795	38,354,071	38,655,403
Diluted	40,383,109	39,513,158	40,378,922	39,807,434

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$10,243	$6,222
Adjustments for:
Depreciation and amortization	21,862	15,630
Change in inventory reserve	—	(1,418)
Stock-based compensation expense	5,849	5,202
Distributions of earnings received from equity method investments	980	1,079
Income from equity method investments	(485)	(935)
Income from debt investment	(219)	—
Loss on disposal of property and equipment	645	346
Deferred income tax (benefit) expense	(1,439)	1,746
Changes in working capital, net of effects from acquisitions:
Accounts receivable, net	(1,058)	(2,556)
Inventory	(472)	301
Prepaid expenses and other assets	2,176	(2,838)
Trade payables	(859)	(318)
Deferred revenue	851	871
Accrued liabilities	4,959	2,549
Income tax payable/receivable	2,179	1,867
Net cash provided by operating activities	$45,212	$27,748

Cash flows from investing activities
Purchase of property and equipment	(26,093)	(22,898)
Investment in equity investments	(20)	(141)
Cash paid for acquisition of HMP, net of cash acquired	(28,588)	—
Investment in debt security	—	(2,000)
Proceeds from sale of property and equipment	2,588	1,063
Net cash used in investing activities	$(52,113)	$(23,976)

Cash flows from financing activities
Proceeds from exercise of options	1,303	283
Proceeds from term notes	5,000	—
Principal payments on term notes	(3,721)	(5,796)
Proceeds from revolving credit facilities	8,000	—
Payments on revolving credit facilities	(7,005)	—
Shares redeemed to pay income tax	(594)	(143)
Shares repurchased under the share repurchase program	—	(9,568)
Repayments of lease liabilities	(157)	(42)
Net cash provided by (used in) financing activities	$2,826	$(15,266)

Net decrease in cash and cash equivalents	(4,075)	(11,494)
Cash and cash equivalents at beginning of year	16,914	28,408
Cash and cash equivalents at end of period	$12,839	$16,914

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$851	$231
Cash paid (received) during the period for income taxes, net of refunds	$3,566	$(846)
Supplemental disclosures of non-cash transactions
Non-cash change in debt from the reclassification of debt issuance costs	$(594)	$—
Net non-cash changes to operating lease	$(41)	$530

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. Adjusted EBITDA is defined as net income (loss) before net interest expense (income), income tax expense (benefit), depreciation and amortization, and stock-based compensation. Beginning with financial results reported for periods in fiscal year 2023, Adjusted EBITDA also excludes transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions. This modification enables investors to compare period-over-period results on a more consistent basis without the effects of acquisitions. We have recast Adjusted EBITDA for prior periods when reported to conform to the modified presentation. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies.

The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net Income	$3,477	$2,919	$2,330	$1,517	$2,438	$1,055	$967	$1,762
Add back:
Depreciation & amortization	5,918	5,975	5,207	4,762	4,373	4,120	3,740	3,397
Interest expense (income)	256	237	(20)	(49)	32	42	59	64
Stock-based compensation(a)	1,534	1,453	1,471	1,391	1,317	1,309	1,271	1,305
Transaction costs(b)	61	177	94	206	—	—	—	—
Income tax expense	1,599	1,320	728	501	1,146	456	421	745
Adjusted EBITDA	$12,845	$12,081	$9,810	$8,328	$9,306	$6,982	$6,458	$7,273

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.

Year Ended December 31, 2023
Net Income	$10,243
Add back:
Depreciation & amortization	21,862
Interest expense (income)	424
Stock-based compensation(a)	5,849
Transaction costs(b)	538
Income tax expense	4,148
Adjusted EBITDA	$43,064

Free Cash Flow

This press release refers to “Free Cash Flow” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. Free Cash Flow is defined as net cash provided by operating activities less cash paid for purchases of property and equipment. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies.

The following unaudited table is a reconciliation of net cash provided by operating activities, the most directly comparable U.S. GAAP measure, to Free Cash Flow, on a historical basis for the periods indicated:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$13,284	$7,684	$45,212	$27,748
Purchase of property and equipment	(7,932)	(5,572)	(26,093)	(22,898)
Free Cash Flow	$5,352	$2,112	$19,119	$4,850

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Financial Information:
Revenue	$50,739	$49,402	$43,311	$39,556	$37,508	$35,759	$33,310	$32,255
Gross Profit	32,111	30,562	26,106	24,004	22,896	21,651	20,390	19,743
Gross Profit %	63%	62%	60%	61%	61%	61%	61%	61%
Net Income	3,477	2,919	2,330	1,517	2,438	1,055	967	1,762
Cash and Cash Equivalents (As of)	12,839	10,078	10,224	23,544	16,914	21,478	21,922	29,248
Total Assets (As of)	154,895	149,400	149,117	124,634	117,043	119,419	115,904	119,007
Adjusted EBITDA(1)	12,845	12,081	9,810	8,328	9,306	6,982	6,458	7,273
Operational Information:
Vent Patients(2)	10,327	10,244	10,005	9,337	9,306	9,127	8,837	8,434
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.